SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2008

WESTELL TECHNOLOGIES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-27266	36-3154957
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 North Commons Drive, Aurora, Illinois	60504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (630) 898-2500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

At the Annual Meeting of Stockholders of Westell Technologies, Inc. (the “Company”) held on September 18, 2008, the Company’s stockholders approved an amendment to the Westell Technologies, Inc. Employee Stock Purchase Plan (the “Plan”) to increase the number of shares available for issuance under the Plan by 200,000 shares. The Company’s Board of Directors had previously adopted the amendment, subject to stockholder approval. The Plan provides eligible employees with an opportunity to acquire shares of the Company’s Class A common stock on a periodic basis by means of payroll deductions at a discount to the then-prevailing market prices. The foregoing description of the Plan is qualified in its entirety by reference to the Plan, as amended, a copy of which was filed electronically with the Company’s proxy statement on July 29, 2008 and is incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.1	Westell Technologies, Inc. Employee Stock Purchase Plan (as amended) (incorporated by reference to the electronic copy filed with the Company’s proxy statement on July 29, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTELL TECHNOLOGIES, INC.

Date: September 19, 2008	By:	/s/ Amy T. Forster
Amy T. Forster
Senior Vice President and
Chief Financial Officer